Exhibit 99.1

Jupiter Wellness Completes Pre-IND meeting with the U.S. Food &

Drug Administration for JW-100 in the Treatment of Eczema

JUPITER, FL / November 11, 2021 / Jupiter Wellness, Inc. (NASDAQ:JUPW), a clinical stage company developing cannabinoid receptor agonists for the treatment of eczema, actinic keratosis, burns, and herpes cold sores, announced that it has received an official written response from a Type B pre-Investigational New Drug (IND) meeting with the U.S. Food and Drug Administration (FDA) for JW-100, a topical drug the treatment of eczema.

The main purpose of the pre-IND meeting was to evaluate the drug development plan for JW-100.

Jupiter Wellness believes that the written response from the FDA supports the Company’s approach and its overall drug development strategy to enable the filing of an IND for its clinical studies on JW-100.

Dr. Glynn Wilson, Chief Scientific Officer of Jupiter Wellness, stated, “The pre-IND meeting written response marks an important milestone in the development of JW-100 for the treatment of eczema. We have obtained FDA concurrence and clear guidance on the proposed manufacturing, nonclinical pharmacology, and toxicology studies, and the Phase 1 clinical design.”

JW-100 met its primary endpoint in a recently completed Phase 1-equivalent international study in which Jupiter’s topical formulation cleared or reduced eczema following two weeks of use. These results suggest JW-100 may potentially prove superior to existing prescription drugs for the treatment of eczema in future clinical trials. The global eczema treatment market is valued at $10 billion and expected to grow at a CAGR of 13% from 2020-2025.

About Jupiter Wellness

Jupiter Wellness, Inc. (NASDAQ:JUPW) is a leading developer of skincare therapeutics and treatments. The Company’s product pipeline of enhanced skincare therapeutics focuses on the endocannabinoid system to address indications including psoriasis, eczema, burns, herpes cold sores, and skin cancer. Jupiter generates revenue from a growing line of proprietary over-the-counter skincare products including its CaniSun™ sunscreen and other wellness brands sold through www.cbdcaring.com.

For additional information, please visit www.jupiterwellness.com. The Company’s public filings can be found at www.Sec.gov.

Safe Harbor Statement

To the extent any statements contained in this presentation of Jupiter Wellness, Inc. (the “Company”) contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995 and the information that are based upon beliefs of, and information currently available to, the company’s management as well as estimates and assumptions made by the company’s management. These statements can be identified by the fact that they do not relate strictly to historic or current facts. When used in this presentation the words “estimate,” “expect,” intend,” believe,” plan,” “anticipate,” “projected” and other words or the negative of these terms and similar expressions as they relate to the company or the company’s management identify forward-looking statements. Such statements reflect the current view of the company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the company’s industry, its operations and results of operations and any businesses that may be acquired by the company. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the company believes that the expectations reflected in the forward-looking statements are reasonable, the company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Investor & Public Relations Contact Info

Phone: 561-462-2700

Email: info@JupiterWellness.com